Exhibit 99.1

REPAY Reports Fourth Quarter and Full Year 2019 Financial Results

Provides Outlook for Full Year 2020

ATLANTA, March 16, 2020 -- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of vertically-integrated payment solutions, today reported financial results for its fourth quarter and full year ended December 31, 2019.

“2019 was a milestone year for REPAY. We completed our business combination with Thunder Bridge, which resulted in REPAY becoming a publicly traded company.  We also announced two strategic acquisitions – TriSource Solutions, which increased our back end capabilities, and APS Payments, which brought us into the B2B vertical and increased our total addressable market by more than one trillion dollars. Including the impact of these acquisitions, we experienced year-over-year growth in card payment volume and gross profit of 44% and 43%, respectively. Organically, we also had a very productive year reporting 29% organic gross profit growth compared to 2018,” said John Morris, CEO of REPAY. “2020 is shaping up to be another great year for the Company.  With the addition of Ventanex, which brings us significant growth opportunities in the mortgage servicing and B2B healthcare markets, we now have a total annual projected payment volume opportunity of $2.3 trillion. Our leading platform, coupled with this attractive market opportunity, positions us well for robust growth and profitability.”

Three Months Ended December 31, 2019 Highlights

•	Card payment volume was $3.4 billion, an increase of 72% over the fourth quarter of 2018
•	Total revenue including the impact of the new revenue recognition standard was $33.6 million
•	Total revenue excluding the impact of the new revenue recognition standard was $49.3 million, an increase of 45% over the fourth quarter of 2018
•	Gross profit was $24.3 million, an increase of 67% over the fourth quarter of 2018
•	Pro forma net loss[1] was ($7.5) million, as compared to net income of $2.1 million in the fourth quarter 2018
•	Adjusted EBITDA was $14.7 million, an increase of 52% over the fourth quarter of 2018
•	Adjusted Net Income was $12.3 million, an increase of 70% over the fourth quarter of 2018
•	Adjusted Net Income per share was $0.20

Twelve Months Ended December 31, 2019 Highlights

•	Card payment volume was $10.7 billion, an increase of 44% over the full year of 2018
•	Total revenue on a combined basis[1] including the impact of the new revenue recognition standard was $104.6 million
•	Total revenue on a combined basis[1] excluding the impact of the new revenue recognition standard was $165.8 million, an increase of 28% over the full year 2018
•	Gross profit was $78.7 million, an increase of 43% over the full year of 2018
•	Pro forma net loss was ($39.9) million, as compared to net income of $10.5 million for the full year of 2018
•	Adjusted EBITDA was $48.4 million, an increase of 32% over the full year of 2018
•	Adjusted Net Income was $39.5 million, an increase of 41% over the full year of 2018

[1]	Please refer to “Basis of Presentation” below for an explanation of the presentation of this information.

•	Adjusted Net Income per share was $0.66

Gross profit for 2019 represents total revenue, including the impact of the adoption of ASC 606, less other costs of services.  Gross profit for 2018 represents total revenue, without the impact of the adoption of ASC 606, less interchange, network, other fees and other cost of services.  The adoption of ASC 606 had no impact on gross profit. Adjusted EBITDA is a non-GAAP financial measure that represents net income (loss) adjusted for interest expense, tax expense, depreciation and amortization and certain other non-cash charges and non-recurring items. Adjusted Net Income is a non-GAAP financial measure that represents net income (loss) adjusted for amortization of acquisition-related intangibles and certain other non-cash charges and non-recurring items. Adjusted Net Income per share is a non-GAAP financial measure that represents Adjusted Net Income divided by the weighted average number of shares of Class A common stock outstanding (on as-converted basis) for the three months ended December 31, 2019, and for the Successor period from July 11, 2019 to December 31, 2019 (excluding certain shares that were subject to forfeiture).  See “Non-GAAP Financial Measures” and the reconciliations of Adjusted EBITDA and Adjusted Net Income to their most comparable GAAP measure provided below for additional information.

Business Combination

The Company was formed upon closing of the merger (the “Business Combination”) of Hawk Parent Holdings LLC (together with Repay Holdings, LLC and its other subsidiaries, “Hawk Parent”) with a subsidiary of Thunder Bridge Acquisition, Ltd, (“Thunder Bridge”), a special purpose acquisition company, on July 11, 2019 (the “Closing Date”). On the Closing Date, Thunder Bridge changed its name to Repay Holdings Corporation.

Basis of Presentation

As a result of the Business Combination, the Company was identified as the acquirer for accounting purposes, and Hawk Parent, which owned the business conducted prior to the closing of the Business Combination, is the acquiree and accounting “Predecessor.”  The Company is the “Successor” for periods after the Closing Date, which includes consolidation of the Hawk Parent business subsequent to the Closing Date.  The Company’s financial statement presentation reflects the Hawk Parent business as the “Predecessor” for periods through the Closing Date. Where the Company discusses results for the twelve month period ended December 31, 2019, we are referring to the combined results of the Predecessor for the periods from January 1, 2019 through July 10, 2019 and the Successor for the period from the Closing Date through December 31, 2019. The combined basis of presentation reflects a simple arithmetic combination of the Predecessor and Successor periods. The acquisition was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of net assets acquired. As a result of the application of the acquisition method of accounting as of the effective time of the Business Combination, the financial statements for the Predecessor period and for the Successor period are presented on different bases.  When information is noted as being “pro forma” in this press release, it means that the financial statements were adjusted to remove the effects of purchase accounting adjustments related to the Business Combination. The historical financial information of Thunder Bridge prior to the Business Combination has not been reflected in the Predecessor period financial statements.

Impact of Adoption of Topic 606

On January 1, 2019, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers ("ASC 606") and related cost capitalization guidance, using the modified retrospective transition method. As such, the Company is not required to restate comparative financial information prior to the adoption of ASC 606 and, therefore, such information for the three months and year ended December 31, 2018 continues to be reported under FASB ASC Topic 605, Revenue Recognition ("ASC 605"). The adoption of ASC 606 did not impact the Company’s financial position, and only resulted in presentation changes in our statements of income, with revenues and expenses presented net of interchange, network and other fees.  For the three months ended December 31, 2019, the adoption of ASC 606 reduced both revenue and operating expenses by $15.6 million and had no impact on operating income. The adoption of ASC 606 did not have any impact on net income or net income per share (basic and diluted) for the three months ended December 31, 2019. For the year ended December 31, 2019, the adoption of ASC 606 reduced both revenue and operating expenses by $61.2 million and had no impact on operating income. The adoption of ASC 606 did not have any impact on net income for the year ended December 31, 2019. A comparison of the current presentation under ASC 606 to the prior presentation under ASC 605 is provided below for the three months and the year ended December 31, 2019:

	Three months ended December 31, 2019 (Successor)
(in $ thousands)	As Reported under ASC 606	Impact of ASC 606	Excluding Impact of Adoption of ASC 606

Revenue	$33,634	($15,618)	$49,252
Operating expenses	47,099	(15,618)	62,717
Income (loss) from operations	($13,465)	$0	($13,465)

	Twelve months ended December 31, 2019
	July 11, 2019 to December 31, 2019 (Successor)			January 1, 2019 to July 10, 2019 (Predecessor)
(in $ thousands)	As Reported under ASC 606	Impact of ASC 606	Excluding Impact of Adoption of ASC 606	As Reported under ASC 606	Impact of ASC 606	Excluding Impact of Adoption of ASC 606	2019 Combined Including Impact of Adoption of ASC 606	2019 Combined Excluding Impact of Adoption of ASC 606

Revenue	$57,560	($28,847)	$86,407	$47,043	($32,347)	$79,390	$104,603	$165,797
Operating expenses	85,172	(28,847)	114,019	67,640	(32,347)	99,987	152,812	214,006
Income (loss) from operations	($27,611)	$0	($27,611)	($20,597)	$0	($20,597)	($48,209)	($48,209)

Subsequent Events

On February 10, 2020, REPAY announced the acquisition of Ventanex for up to $50 million, which includes up to a $14 million performance-based earnout. The closing of the acquisition was financed with a combination of cash on hand and new borrowings under REPAY’s existing credit facility. As part of the financing for the transaction, REPAY entered into an agreement with Truist Bank (formerly SunTrust Bank) and other members of its existing bank group to amend and upsize its previous $230 million credit facility to $345 million to provide additional capacity for growth.

On February 21, 2020, the Company entered into a swap transaction with Regions Bank. On a quarterly basis, commencing on March 31, 2020 up to and including the termination date of February 10, 2025, the Company will make fixed payments on the beginning notional amount of $30 million. On a quarterly basis, commencing on February 21, 2020 up to and including the termination date of February 10, 2025, the counterparty will make floating rate payments based on the 3 month LIBOR on the beginning notional amount of $30 million.

2020 Outlook

REPAY expects the below financial results for full year 2020, which reflects expected contributions from Ventanex.

Full Year 2020 Outlook
Card Payment Volume	$15.5 – 16.0 billion
Total Revenue	$155.0 – 165.0 million
Gross Profit	$115.0 – 120.0 million
Adjusted EBITDA	$66.0 – 70.0 million

Revenue information for the full year 2020 outlook is presented in accordance with ASC 606. In addition, REPAY does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures such as forecasted 2020 Adjusted EBITDA to the most directly comparable GAAP financial measure because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading.

Conference Call

REPAY will host a conference call to discuss fourth quarter and full year 2019 financial results today at 5:00 pm ET. Hosting the call will be John Morris, CEO, and Tim Murphy, CFO. The conference call can be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780. A replay will be available one hour after the call and can be accessed by dialing 844-512-2921 or (412) 317-6671 for international callers; the conference ID is 13699265. The call will be webcast live from REPAY’s investor relations website and the replay will be available at https://investors.repay.com/investor-relations.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures that REPAY’s management uses to evaluate its operating business, measure its performance and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure that represents net income prior to interest expense, tax expense, depreciation and amortization, as adjusted to add back certain non-cash and non-recurring charges, such as loss on extinguishment of debt, non-cash change in fair value of contingent consideration, share-based compensation charges, transaction expenses, management fees, legacy commission related charges, employee recruiting costs, loss on disposition of property and equipment, other taxes, strategic initiative related costs and other non-recurring charges. Adjusted Net Income is a non-GAAP financial measure that represents net income prior to amortization of acquisition-related intangibles, as adjusted to add back certain non-cash and non-recurring charges, such as loss on extinguishment of debt, non-cash change in fair value of contingent consideration, transaction expenses, share-based compensation expense, management fees, legacy commission related charges, employee recruiting costs, loss on disposition of property and equipment, strategic initiative related costs and other non-recurring charges. Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although we exclude amortization from acquisition-related intangibles from our non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation.  Adjusted Net Income per share is a non-GAAP financial measure that represents Adjusted Net Income divided by the weighted average number of shares of Class A common stock outstanding (on as-converted basis) for the three months ended December 31, 2019, and for the Successor period from July 11, 2019 to December 31, 2019 (excluding certain shares that were subject to forfeiture). Organic gross profit growth is a non-GAAP financial measure that represents the year-on-year gross profit growth that excludes gross profit attributed to acquisitions made in 2019. REPAY believes that Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share and organic gross profit growth provide useful information to investors and others in understanding and evaluating its operating results in the same manner as management. However, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share and organic gross profit growth are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze REPAY’s business has material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in REPAY’s industry may report measures titled Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, organic gross profit growth or similar measures, such non-GAAP financial measures may be calculated differently from how REPAY calculates its non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share and organic gross profit growth alongside other financial performance measures, including net income and REPAY’s other financial results presented in accordance with GAAP.  You should be aware of additional limitations with respect to Adjusted Net Income per share because the GAAP presentation of net loss per share is only reflected for the Successor period.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “guidance,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, REPAY’s full year

2020 outlook and statements regarding REPAY’s market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.

In addition to factors previously disclosed in prior reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: a delay or failure to integrate and realize the benefits of the TriSource acquisition and any difficulties associated with operating in the back-end processing markets in which REPAY does not have any experience; a delay or failure to integrate and realize the benefits of the APS Payments acquisition and any difficulties associated with marketing products and services in the B2B vertical market in which REPAY does not have any experience; a delay or failure to integrate and realize the benefits of the Ventanex acquisition and any difficulties associated with marketing products and services in the mortgage or B2B healthcare vertical market in which REPAY does not have any experience; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the recent COVID-19 coronavirus outbreak (which are highly uncertain and cannot be reasonably estimated or predicted at this time); changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing and technology needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity and enhances the experience of electronic payments.

Contacts

Investor Relations Contact for REPAY:

repayIR@icrinc.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com

Consolidated Statement of Operations

(Unaudited)

	Successor		Predecessor
(in $ thousands)	Three Months ended December 31, 2019[1]	July 11, 2019 through December 31, 2019[1]	January 1, 2019 through July 10, 2019[1]	Three Months ended December 31, 2018	Year Ended December 31, 2018

Revenue
Processing and service fees	$33,634	$57,560	$47,043	$21,402	$82,186
Interchange and network fees				12,456	47,827
Total Revenue	$33,634	$57,560	$47,043	$33,858	$130,013
Operating expenses
Interchange and network fees				$12,456	$47,827
Other costs of services	9,289	15,657	10,216	6,858	27,160
Selling, general and administrative	24,756	45,758	51,201	8,088	29,097
Depreciation and amortization	13,054	23,757	6,223	2,841	10,421
Change in fair value of contingent consideration	0	0	0	(103)	(1,103)
Total operating expenses	$47,099	$85,172	$67,640	$30,141	$113,402
Income (loss) from operations	($13,465)	($27,611)	($20,597)	$3,718	$16,611
Other expenses
Interest expenses	(3,236)	(5,922)	(3,145)	1,572	(6,073)
Change in fair value of assets and liabilities	(1,188)	(1,638)	0	0	0
Other income (expenses)	(64)	(1,380)	0	0	(1)
Total other income (expenses)	(4,487)	(8,940)	(3,145)	1,572	(6,074)
Income (loss) before income tax expense	(17,952)	(36,552)	(23,743)	5,289	10,537
Income tax benefit	2,272	4,991	0	0	0
Net income (loss)	($15,681)	($31,561)	($23,743)	$5,289	$10,537
Net income (loss) attributable to non-controlling interest	(7,872)	(15,721)	0	0	0
Net income (loss) attributable to the Company	($7,809)	($16,290)	($23,743)	$5,289	$10,537

Weighted-average shares of Class A common stock outstanding - basic and diluted	37,003,144
Net income (loss) per Class A share - basic and diluted	($0.21)

1 Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“Topic 606” or “ASC 606”) and related cost capitalization guidance, which was adopted by the Company on January 1, 2019 using the modified retrospective transition method. The adoption of ASC 606 resulted in presentation changes in our statements of income, with revenues and expenses presented net of interchange, network and other fees in accordance with Topic 606. As a result of the application of the modified retrospective transition method, the Company's prior period results were not restated to reflect ASC 606.

Consolidated Balance Sheets

	December 31, 2019	December 31, 2018
	(Successor)	(Predecessor)
Assets
Cash and cash equivalents	$24,617,996	$13,285,357
Accounts receivable	14,068,477	5,979,247
Related party receivable	563,084	—
Prepaid expenses and other	4,632,965	817,212
Total current assets	43,882,522	20,081,816

Property, plant and equipment, net	1,610,652	1,247,149
Restricted cash	13,283,121	9,976,701
Customer relationships, net of accumulated amortization	247,589,240	62,528,880
Software, net of amortization	61,219,143	5,170,748
Other intangible assets, net of accumulated amortization	24,241,505	523,133
Goodwill	389,660,519	119,529,202
Other assets	555,449	—
Total noncurrent assets	738,159,629	198,975,813
Total assets	$782,042,151	$219,057,629

Liabilities
Accounts payable	$9,586,001	$2,909,378
Related party payable	14,571,266	—
Accrued expenses	15,965,683	12,837,826
Current maturities of long-term debt	5,250,000	4,900,000
Current tax receivable agreement	6,336,487	—
Total current liabilities	51,709,437	20,647,204

Long-term debt, net of current maturities	198,192,705	85,815,204
Line of credit	10,000,000	3,500,000
Tax receivable agreement	60,839,739	—
Deferred tax liability	768,335	—
Other liabilities	16,864	16,864
Total noncurrent liabilities	269,817,643	89,332,068
Total liabilities	$321,527,080	$109,979,272

Commitment and contingencies (Note 12)

Members' Equity		$109,078,357
Class A common stock, $0.0001 par value; 2,000,000,000 shares authorized and 37,530,568 issued and outstanding as of December 31, 2019	$3,753
Class V common stock, $0.0001 par value; 1,000 shares authorized and 100 shares issued and outstanding as of December 31, 2019	—
Additional paid-in capital	307,914,346
Accumulated other comprehensive income	313,397
Accumulated deficit	(53,878,460)
Total stockholders' equity	$254,353,036

Equity attributable to noncontrolling interests	206,162,035

Total liabilities and stockholders' equity and members' equity	$782,042,151	$219,057,629

Key Operating and Non-GAAP Financial Data

We believe that adjusting the key operating and non-GAAP measures for comparability between the Predecessor, Successor and Pro Forma periods is useful to the user of our financial statements.

The unaudited non-GAAP pro forma results of operations data for the three month period and year ended December 31, 2019 included in the discussion below are based on our historical financial statements, adjusted to remove the effects of purchase accounting adjustments related to the Business Combination. The pro forma results included herein have not been prepared in accordance with Article 11 of Regulation S-X.

Unless otherwise stated, all results compare fourth quarter and 2019 full year results to fourth quarter and 2018 full year results from continuing operations for the period ended December 31, respectively.

The following tables and related notes reconcile these Non-GAAP measures and the Pro Forma Measures to GAAP information for the three month period and year ended December 31, 2019 and 2018:

	Three months ended December 31,			Twelve months ended December 31,
(in $ thousands)	2019	2018	% Change	2019	2018	% Change

Card payment volume	$3,422,076	$1,988,132	72%	$10,696,655	$7,451,759	44%
Gross profit[1]	$24,345	$14,544	67%	$78,731	$55,027	43%
Adjusted EBITDA[2]	$14,737	$9,692	52%	$48,432	$36,779	32%

(1)

Gross profit for 2019 represents total revenue, including the impact of the adoption of ASC 606, less other costs of services.  Gross profit for 2018 represents total revenue, without the impact of the adoption of ASC 606, less interchange, network, other fees and other cost of services in 2018.  The adoption of ASC 606 had no impact on gross profit.

(2)

Adjusted EBITDA is a non-GAAP financial measure that represents net income adjusted for interest expense, depreciation and amortization and certain other non-cash charges and non-recurring items. See “Non-GAAP Financial Measures” above and the reconciliation of Adjusted EBITDA to its most comparable GAAP measure below.

Reconciliations of GAAP Revenue under ASC 606 to Non-GAAP Adjusted Revenue without the impact of ASC 606

For the Three Months Ended December 31, 2019 and 2018

	Three months ended December 31, 2019 (Successor)			Three months ended December 31, 2018 As Reported Under ASC 605 (GAAP) (Predecessor)
(in $ thousands)	As Reported under ASC 606[1]	Impact of ASC 606[1]	Excluding Impact of Adoption of ASC 606

Revenue
Processing and service fees	$33,634	($571)	$34,205	$21,402
Interchange and network fees	0	(15,046)	15,046	12,456
Total Revenue	$33,634	($15,618)	$49,252	$33,858
Operating expenses
Interchange and network fees	$0	($15,046)	$15,046	$12,456
Other costs of services	9,289	(571)	9,860	6,858
Selling, general and administrative	24,756		24,756	8,088
Depreciation and amortization	13,054		13,054	2,841
Change in fair value of contingent consideration	0		0	(103)
Total operating expenses	$47,099	($15,618)	$62,717	$30,141
Income (loss) from operations	($13,465)	$0	($13,465)	$3,718

1 Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“Topic 606” or “ASC 606”) and related cost capitalization guidance, which was adopted by the Company on January 1, 2019 using the modified retrospective transition method. The adoption of ASC 606 resulted in presentation changes in our statements of income, with revenues and expenses presented net of interchange, network and other fees in accordance with Topic 606. As a result of the application of the modified retrospective transition method, the Company's prior period results were not restated to reflect ASC 606

Reconciliations of GAAP Revenue under ASC 606 to Non-GAAP Adjusted Revenue excluding impact of ASC 606

For the Year Ended December 31, 2019 and 2018

	Twelve months ended December 31, 2019
	July 11, 2019 to December 31, 2019 (Successor)			January 1, 2019 to July 10, 2019 (Predecessor)					2018 As
(in $ thousands)	As Reported under ASC 606[1]	Impact of ASC 606[1]	Excluding Impact of Adoption of ASC 606	As Reported under ASC 606[1]	Impact of ASC 606[1]	Excluding Impact of Adoption of ASC 606	2019 Combined Including Impact of Adoption of ASC 606[1]	2019 Combined Excluding Impact of Adoption of ASC 606	Reported Under ASC 605 (GAAP) (Predecessor)

Revenue
Processing and service fees	$57,560	($1,254)	$58,815	$47,043	($2,358)	$49,401	$104,603	$108,216	$82,186
Interchange and network fees	0	(27,593)	27,593	0	(29,989)	29,989	0	57,582	47,827
Total Revenue	$57,560	($28,847)	$86,407	$47,043	($32,347)	$79,390	$104,603	$165,797	$130,013
Operating expenses
Interchange and network fees	$0	($27,593)	$27,593	$0	($29,989)	$29,989	$0	$57,582	$47,827
Other costs of services	15,657	(1,254)	16,911	10,216	(2,358)	12,574	25,873	29,485	27,160
Selling, general and administrative	45,758		45,758	51,201		51,201	96,960	96,960	29,097
Depreciation and amortization	23,757		23,757	6,223		6,223	29,980	29,980	10,421
Change in fair value of contingent consideration	0		0	0		0	0	0	(1,103)
Total operating expenses	$85,172	($28,847)	$114,019	$67,640	($32,347)	$99,987	$152,812	$214,006	$113,402
Income (loss) from operations	($27,611)	$0	($27,611)	($20,597)	$0	($20,597)	($48,209)	($48,209)	$16,611

1 Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“Topic 606” or “ASC 606”) and related cost capitalization guidance, which was adopted by the Company on January 1, 2019 using the modified retrospective transition method. The adoption of ASC 606 resulted in presentation changes in our statements of income, with revenues and expenses presented net of interchange, network and other fees in accordance with Topic 606. As a result of the application of the modified retrospective transition method, the Company's prior period results were not restated to reflect ASC 606

Reconciliations of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Three Months Ended December 31, 2019 and 2018

	Successor			Predecessor
(in $ thousands)	Three Months Ended December 31, 2019[1]	Adjustments(o)	Pro Forma[1]	Three months ended December 31, 2018

Revenue
Processing and service fees	$33,634		$33,634	$21,402
Interchange and network fees	0		0	12,456
Total Revenue	$33,634		$33,634	$33,858
Operating expenses
Interchange and network fees	$0		$0	$12,456
Other costs of services	9,289		9,289	6,858
Selling, general and administrative	24,756		24,756	8,088
Depreciation and amortization	13,054	(8,159)	4,895	2,841
Change in fair value of contingent consideration	0		0	(103)
Total operating expenses	$47,099		$38,940	$30,141
Income (loss) from operations	($13,465)		($5,306)	$3,718
Other expenses
Interest expenses	(3,236)		(3,236)	(1,572)
Change in fair value of assets and liabilities	(1,188)		(1,188)	0.000
Other income (expenses)	(64)		(64)	0.015
Total other income (expenses)	(4,487)		(4,487)	(1,572)
Income (loss) before income tax expense	(17,952)		(9,794)	2,146
Income tax benefit	2,272		2,272	0.000
Net income (loss)	($15,681)		($7,522)	$2,146

Add:
Interest expense			3,236	1,572
Depreciation and amortization(a)			4,895	2,841
Income tax (benefit)			(2,272)	0
EBITDA			($1,662)	$6,558

Loss on extinguishment of debt (b)			64	(0)
Non-cash change in fair value of contingent consideration(c)			0	(103)
Non-cash change in fair value of assets and liabilities(d)			1,188	0
Share-based compensation expense(e)			12,262	167
Transaction expenses(f)			2,613	2,596
Management Fees(g)			0	100
Legacy commission related charges(h)			130	0
Employee recruiting costs(i)			18	109
Loss on disposition of property and equipment			0	17
Other taxes(j)			(33)	15
Strategic initiative costs(k)			56	192
Other non-recurring charges(l)			101	41
Adjusted EBITDA			$14,737	$9,692

1 Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“Topic 606” or “ASC 606”) and related cost capitalization guidance, which was adopted by the Company on January 1, 2019 using the modified retrospective transition method. The adoption of ASC 606 resulted in presentation changes in our statements of income, with revenues and expenses presented net of interchange, network and other fees in accordance with Topic 606. As a result of the application of the modified retrospective transition method, the Company's prior period results were not restated to reflect ASC 606.

Reconciliations of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Year Ended December 31, 2019 and 2018

	Successor	Predecessor				Predecessor
(in $ thousands)	July 11, 2019 through December 31, 2019[1]	January 1, 2019 through July 10, 2019[1]	Combined[1]	Adjustments(o)	Pro Forma[1]	Twelve months ended December 31, 2018

Revenue
Processing and service fees	$57,560	$47,043	$104,603		$104,603	$82,186
Interchange and network fees	0	0	0		0	47,827
Total Revenue	$57,560	$47,043	$104,603		$104,603	$130,013
Operating expenses
Interchange and network fees	$0	$0	$0		$0	$47,827
Other costs of services	15,657	10,216	25,873		25,873	27,160
Selling, general and administrative	45,758	51,201	96,960		96,960	29,097
Depreciation and amortization	23,757	6,223	29,980	(15,412)	14,568	10,421
Change in fair value of contingent consideration	0	0	0		0	(1,103)
Total operating expenses	$85,172	$67,640	$152,812		$137,401	$113,402
Income (loss) from operations	($27,611)	($20,597)	($48,209)		($32,797)	$16,611
Other expenses
Interest expenses	(5,922)	(3,145)	(9,067)		(9,067)	(6,073)
Change in fair value of assets and liabilities	(1,638)	0	(1,638)		(1,638)	0
Other income (expenses)	(1,380)	0	(1,380)		(1,380)	(1)
Total other income (expenses)	(8,940)	(3,145)	(12,085)		(12,085)	(6,074)
Income (loss) before income tax expense	(36,552)	(23,743)	(60,294)		(44,882)	10,537
Income tax benefit	4,991	0	4,991		4,991	0
Net income (loss)	($31,561)	($23,743)	($55,303)		($39,891)	$10,537

Add:
Interest expense					9,067	6,073
Depreciation and amortization(a)					14,568	10,421
Income tax (benefit)					(4,991)	0
EBITDA					($21,247)	$27,031

Loss on extinguishment of debt (b)					1,380	1
Non-cash change in fair value of contingent consideration(c)					0	(1,103)
Non-cash change in fair value of assets and liabilities(d)					1,638	0
Share-based compensation expense(e)					22,922	797
Transaction expenses(f)					40,126	4,751
Management Fees(g)					211	400
Legacy commission related charges(h)					2,557	4,168
Employee recruiting costs(i)					51	256
Loss on disposition of property and equipment					0	17
Other taxes(j)					226	216
Strategic initiative costs(k)					352	272
Other non-recurring charges(l)					215	(27)
Adjusted EBITDA					$48,432	$36,779

1 Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“Topic 606” or “ASC 606”) and related cost capitalization guidance, which was adopted by the Company on January 1, 2019 using the modified retrospective transition method. The adoption of ASC 606 resulted in presentation changes in our statements of income, with revenues and expenses presented net of interchange, network and other fees in accordance with Topic 606. As a result of the application of the modified retrospective transition method, the Company's prior period results were not restated to reflect ASC 606.

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

For the Three Months Ended December 31, 2019 and 2018

(Unaudited)

	Successor			Predecessor
(in $ thousands)	Three Months Ended December 31, 2019[1]	Adjustments(o)	Pro Forma[1]	Three months ended December 31, 2018

Revenue
Processing and service fees	$33,634		$33,634	$21,402
Interchange and network fees	0		0	12,456
Total Revenue	$33,634		$33,634	$33,858
Operating expenses
Interchange and network fees	$0		$0	$12,456
Other costs of services	9,289		9,289	6,858
Selling, general and administrative	24,756		24,756	8,088
Depreciation and amortization	13,054	(8,159)	4,895	2,841
Change in fair value of contingent consideration	0		0	(103)
Total operating expenses	$47,099		$38,940	$30,141
Income (loss) from operations	($13,465)		($5,306)	$3,718
Other expenses
Interest expenses	(3,236)		(3,236)	(1,572)
Change in fair value of assets and liabilities	(1,188)		(1,188)	0
Other income (expenses)	(64)		(64)	0
Total other income (expenses)	(4,487)		(4,487)	(1,572)
Income (loss) before income tax expense	(17,952)		(9,794)	2,146
Income tax benefit	2,272		2,272	0
Net income (loss)	($15,681)		($7,522)	$2,146

Add:
Amortization of Acquisition-Related Intangibles(m)			3,432	1,980
Loss on extinguishment of debt (b)			64	(0)
Non-cash change in fair value of contingent consideration(c)			0	(103)
Non-cash change in fair value of assets and liabilities(d)			1,188	0
Share-based compensation expense(e)			12,262	167
Transaction expenses(f)			2,613	2,596
Management Fees(g)			0	100
Legacy commission related charges(h)			130	0
Employee recruiting costs(i)			18	109
Loss on disposition of property and equipment			0	17
Strategic initiative costs(k)			56	192
Other non-recurring charges(l)			101	41
Adjusted Net Income			$12,343	$7,244

Shares of Class A common stock outstanding (on an as-converted basis)(n)			62,840,068
Adjusted Net income per share			$0.20

1 Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“Topic 606” or “ASC 606”) and related cost capitalization guidance, which was adopted by the Company on January 1, 2019 using the modified retrospective transition method. The adoption of ASC 606 resulted in presentation changes in our statements of income, with revenues and expenses presented net of interchange, network and other fees in accordance with Topic 606. As a result of the application of the modified retrospective transition method, the Company's prior period results were not restated to reflect ASC 606.

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

For the Year Ended December 31, 2019 and 2018

(Unaudited)

	Successor	Predecessor				Predecessor
(in $ thousands)	July 11, 2019 through December 31, 2019[1]	January 1, 2019 through July 10, 2019[1]	Combined[1]	Adjustments(o)	Pro Forma[1]	Twelve months ended December 31, 2018
Revenue
Processing and service fees	$57,560	$47,043	$104,603		$104,603	$82,186
Interchange and network fees	0	0	0		0	47,827
Total Revenue	$57,560	$47,043	$104,603		$104,603	$130,013
Operating expenses
Interchange and network fees	$0	$0	$0		$0	$47,827
Other costs of services	15,657	10,216	25,873		25,873	27,160
Selling, general and administrative	45,758	51,201	96,960		96,960	29,097
Depreciation and amortization	23,757	6,223	29,980	(15,412)	14,568	10,421
Change in fair value of contingent consideration	0	0	0		0	(1,103)
Total operating expenses	$85,172	$67,640	$152,812		$137,401	$113,402
Income (loss) from operations	($27,611)	($20,597)	($48,209)		($32,797)	$16,611
Other expenses
Interest expenses	(5,922)	(3,145)	(9,067)		(9,067)	(6,073)
Change in fair value of assets and liabilities	(1,638)	0	(1,638)		(1,638)	0
Other income (expenses)	(1,380)	0	(1,380)		(1,380)	(1)
Total other income (expenses)	(8,940)	(3,145)	(12,085)		(12,085)	(6,074)
Income (loss) before income tax expense	(36,552)	(23,743)	(60,294)		(44,882)	10,537
Income tax benefit	4,991	0	4,991		4,991	0
Net income (loss)	($31,561)	($23,743)	($55,303)		($39,891)	$10,537
Add:
Amortization of Acquisition-Related Intangibles(m)					9,917	7,919
Loss on extinguishment of debt (b)					1,380	1
Non-cash change in fair value of contingent consideration(c)					0	(1,103)
Non-cash change in fair value of assets and liabilities(d)					1,638	0
Share-based compensation expense(e)					22,922	797
Transaction expenses(f)					40,126	4,751
Management Fees(g)					211	400
Legacy commission related charges(h)					2,557	4,168
Employee recruiting costs(i)					51	256
Loss on disposition of property and equipment					0	17
Strategic initiative costs(k)					352	272
Other non-recurring charges(l)					215	(27)
Adjusted Net Income					$39,479	$27,987
Shares of Class A common stock outstanding (on an as-converted basis)(n)					59,721,429
Adjusted Net income per share					$0.66

1 Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“Topic 606” or “ASC 606”) and related cost capitalization guidance, which was adopted by the Company on January 1, 2019 using the modified retrospective transition method. The adoption of ASC 606 resulted in presentation changes in our statements of income, with revenues and expenses presented net of interchange, network and other fees in accordance with Topic 606. As a result of the application of the modified retrospective transition method, the Company's prior period results were not restated to reflect ASC 606.

(a)	See footnote (m) for details on our amortization and depreciation expenses.
(b)	Reflects write-offs of debt issuance costs relating to Hawk Parent’s term loans and prepayment penalties relating to its previous debt facilities.
(c)	Reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the most recent balance sheet date.
(d)	Reflects the changes in management’s estimates of the fair value of the liability relating to the Tax Receivable Agreement

(e)

Represents compensation expense associated with Hawk Parent’s equity compensation plans, totaling $908,977 in the Predecessor period from January 1, 2019 to July 10, 2019 inclusive of charges from accelerated vesting due to a change of control triggered by the Business Combination, and $22,013,287 as a result of new grants made in the Successor period.

(f)

Primarily consists of (i) during the three and twelve months ended December 31, 2019, professional service fees and other costs in connection with the Business Combination, the acquisition of TriSource Solutions, the acquisition of APS Payments, and (ii) during the three and twelve months ended December 30, 2018, professional service fees and other costs in connection with the Business Combination, and additional transaction related expenses in connection with the acquisitions of PaidSuite, Inc. and PaidMD, LLC (together, “PaidSuite”) and Paymaxx Pro, LLC (“Paymaxx”), which transactions closed in 2017.

(g)	Reflects management fees paid to Corsair Investments, L.P. pursuant to the management agreement, which terminated upon the completion of the Business Combination.
(h)

Represents payments made to certain employees in connection with significant restructuring of their commission structures. These payments represented commission structure changes which are not in the ordinary course of business.

(i)	Represents payments made to third-party recruiters in connection with a significant expansion of our personnel, which REPAY expects will become more moderate in subsequent periods.
(j)	Reflects franchise taxes and other non-income based taxes.
(k)

Consulting fees relating to REPAY’s processing services and other operational improvements that were not in the ordinary course as well as one-time fees relating to special projects for new market expansion that are not anticipated to continue in the ordinary course of business are reflected in the twelve months ended December 31, 2019 and 2018, respectively. Additionally, one-time expenses related to the creation of a new entity in connection with equity arrangements for the members of Hawk Parent in connection with the Business Combination are reflected in the twelve months ended December 31, 2019.

(l)

For the twelve months ended December 31, 2018 reflects reversal of adjustments over the prior and current periods made for legal expenses incurred related to a dispute with a former customer, for which we were reimbursed in the current period as a result of its settlement. For the three months ended December 31, 2018 and the twelve months ended December 31, 2019, reflects expenses incurred related to other one-time legal and compliance matters.

(m)

For the three and twelve months ended December 31, 2018, reflects amortization of customer relationships intangibles acquired through Hawk Parent’s acquisitions of PaidSuite and Paymaxx during the year ended December 31, 2017 and the recapitalization transaction in 2016, through which Hawk Parent was formed in connection with the acquisition of a majority interest in Repay Holdings, LLC by certain investment funds sponsored by, or affiliated with, Corsair Capital LLC. For the three and twelve months ended December 30, 2019 reflects amortization of the customer relationships intangibles described previously, as well as customer relationships, non-compete agreement, software, and channel relationship intangibles acquired through the Business Combination, and customer relationships, non compete agreement, and software intangibles acquired through Repay Holdings, LLC’s acquisitions of TriSource Solutions, LLC and APS Payments. This adjustment excludes the amortization of other intangible assets which were acquired in the regular course of business, such as capitalized internally developed software and purchased software. See additional information below for an analysis of our amortization expenses:

	Three months ended December 31,		Twelve months ended December 31,
(in $ thousands)	2019	2018	2019	2018

Acquisition-related intangibles	$3,432	$1,980	$9,917	$7,919
Software	1,197	724	3,895	2,052
Reseller buyouts	15	15	58	58
Amortization	$4,644	$2,719	$13,870	$10,029
Depreciation	252	122	698	393
Total Depreciation and amortization[1]	$4,895	$2,841	$14,568	$10,421

1)

Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustments in the reconciliation of net income to Adjusted Net Income presented above). Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although REPAY excludes amortization from acquisition-related intangibles from our non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangibles that relate to past acquisitions will recur in future periods until such intangibles have been fully amortized. Any future acquisitions may result in the amortization of additional intangibles.

(n)

Represents the weighted average number of shares of Class A common stock outstanding (on as-converted basis) for the three months ended December 31, 2019, and for the Successor period from July 11, 2019 to December 31, 2019 (excluding certain shares that were subject to forfeiture).

(o)	Adjustment for incremental depreciation and amortization recorded due to fair-value adjustments under ASC 805 in the Successor Period.

Reconciliation of Organic Gross Profit Growth

Twelve months ended December 31, 2019

Total gross profit growth	43%
less: growth from acquisitions	14%

Organic gross profit growth	29%